Exhibit 99.1

                                                               [GRAPHIC OMITTED]

Contact: Brainerd Communicators, Inc.
Jennifer Gery (media)
Mike Smargiassi/Ashley Zandy (investors)
212.986.6667
investor.relations@glenayre.com


                  GLENAYRE TECHNOLOGIES PROPOSES NAME CHANGE TO
                       ENTERTAINMENT DISTRIBUTION COMPANY

              - Clarke Bailey to Serve as Chairman Non-Executive -
        - Jim Caparro Appointed to President, Chief Executive Officer and
                              Elected as Director -

NEW YORK - November 7, 2006 - Glenayre Technologies, Inc. (Nasdaq: GEMS) (the "Company"), a global provider of entertainment products and services through Entertainment Distribution Company, LLC ("EDC") and messaging solutions through Glenayre Messaging, announced today its intent to present a proposal at the 2007 annual meeting of stockholders to change the name of the Company to Entertainment Distribution Company. The Messaging business will continue to operate as Glenayre Messaging.

As part of the Company's longer-term strategy to separate the Messaging business and focus on the EDC business, the Company also announced the appointment of Jim Caparro, the current president and chief executive officer of EDC, to president and chief executive officer of the Company. Mr. Caparro will continue to serve as president and chief executive officer of EDC. In addition, Mr. Caparro has been elected as a Class III director of the Company to serve on the board of directors of the Company until the 2008 annual meeting of stockholders and until any successor has been elected and qualified. In connection with Mr. Caparro's appointment to such positions, Clarke Bailey has resigned as the Company's chief executive officer and will return to the position of non-executive chairman of the Company's board of directors. Mr. Bailey's resignation and Mr. Caparro's appointment are effective November 10, 2006. In addition, Debbie Ziola,
Glenayre's chief financial officer, has expressed her desire to retire by the end of the year. As such, the company has engaged an executive search firm and is currently reviewing a number of candidates.

"These steps demonstrate our commitment to transitioning our core strategy and long-term focus to EDC," said Chairman and Chief Executive Officer Clarke Bailey. "The appointment of Jim Caparro allows us to better align our management structure as we continue to build and expand our EDC business. Jim has an impressive track record of success and is an industry expert, making him the ideal candidate to lead our company into its next stage. As previously announced, we have retained Jefferies Broadview to assist us with our strategic initiatives for our Messaging business. In connection with these strategic initiatives, we are currently evaluating potential opportunities for the Messaging business. We are in advanced discussions with several parties, all of which would make a great home for Messaging."





                                  -continued-

The Company cautions there can be no assurance that the Company will be able to consummate a transaction involving the Messaging business on terms favorable to the Company or at all.

                                       ###
About Glenayre Technologies
Comprised of two divisions, Glenayre Technologies (NASDAQ: GEMS) is a global provider of entertainment products through Entertainment Distribution Company, LLC (EDC) and messaging solutions through the Glenayre Messaging business. Entertainment Distribution Company is the largest provider of pre-recorded entertainment products, including CDs and DVDs, for Universal Music Group, the world leader in music sales. Headquartered in New York, EDC's operations include manufacturing and distribution facilities throughout North America and in Hanover, Germany, and a manufacturing facility in Blackburn, UK. Headquartered in Atlanta, Glenayre Messaging is an international supplier of next-generation messaging solutions and enhanced services for wireless and wireline carriers and MSO/cable companies. Glenayre Messaging provides solutions for voice, fax and e-mail messaging, including voice mail, video mail, multimedia messaging (MMS), and short message service (SMS). For more information, please visit www.glenayre.com.

Safe Harbor Statement
This news release contains statements that may be forward-looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K and the Company's most recently filed Quarterly Report on Form 10-Q. These factors include, but are not limited to potential intellectual property infringement claims; internal control deficiencies; litigation; potential acquisitions and strategic investments; environmental laws and regulations; ability to attract and retain key personnel; volatility of stock price; competition; variability of quarterly results and dependence on key customers; international business risks; sensitivity to economic trends and consumer preferences; increased costs or shortages of raw materials or energy; advances in technology and changes in customer demands; development of digital distribution alternatives including copying and distribution of music and video files; continuation and expansion of third-party agreements; proprietary technology; potential changes in government regulation; potential market changes resulting from rapid technological advances; restructuring activities; variability in production levels; and compliance with Senior Secured Credit Facility covenants. The Company assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.